EXHIBIT 99.1

                                  Press Release

Media Contacts:
Christopher Downie
Motient Communications
847-478-4200
chris.downie@motient.com


                        Motient Announces Investor's Call

LINCOLNSHIRE, IL, July 8, 2004 -- Motient Corporation (MNCP) announced today that it will hold a pre-recorded investor's teleconference on Monday July 12 and Tuesday, July 13. The teleconference will feature a message from Christopher Downie, Motient's Executive Vice President and Chief Operating Officer. As this teleconference will be pre-recorded, no questions may be submitted.

To listen to this teleconference, anyone may dial (800) 642-1687 or (706) 645-9291, and provide the operator with conference ID # 8664586. The recording will be available from 9:00 AM, Eastern time, on July 12, through 6:00 PM, Eastern time, on July 13.

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About Motient Corporation:

Motient Corporation owns and operates one of the nation's largest two-way wireless data networks. Motient provides a wide range of mobile and wireless Internet services principally to business to business customers and enterprises. The company is a leader in providing BlackBerry(TM) services on its network as well as on the third generation networks of Verizon Wireless and T-Mobile. Motient also provides wireless solutions to the mobile professional, transportation, field service and telemetry markets. http://www.motient.com.

Statement under the Private Securities Litigation Reform Act:

With the exception of any historical information contained in this release, the matters described herein contain forward-looking statements that involve risk and uncertainties that may individually or mutually impact the matters herein described, which could cause actual results or revenues to differ materially from those contemplated by these statements.